Exhibit 10(b)

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT

AMENDMENT NO. 2 dated as of May 1, 2013 (this "Amendment") to the Amended and Restated Letter of Credit Agreement dated as of August 16, 2012 as amended pursuant to Amendment No. 1 dated as of the date hereof (the "Credit Agreement") among KENTUCKY UTILITIES COMPANY (the "Borrower"), the LENDERS from time to time party thereto (the "Lenders"), SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH (successor to Banco Bilbao Vizcaya Argentaria, S.A., New York Branch), as Administrative Agent and SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Issuing Lender.

RECITALS:

WHEREAS, the Lenders and the Borrower desire to amend the Credit Agreement to extend the maturity date thereof and to modify the definition of "Applicable Percentage".

NOW THEREFOR, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby and each reference to "thereof", "thereunder", "therein" and "thereby" and each other similar reference to the Credit Agreement contained in any other Loan Document shall, after this treatment becomes effective refer to the Credit Agreement as amended hereby.

Section 2.  Amendments of Credit Agreement.

(a)  The definition of "Applicable Percentage" set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety:

"Applicable Percentage" means, for purposes of calculating the applicable rate for the Facility Fee for any day for purposes of Section 2.03(a), the appropriate applicable percentage set forth below corresponding to the then current highest Borrower's Ratings; provided, that, in the event that the Borrower's Ratings shall fall within different levels and ratings are maintained by both Rating Agencies, the applicable rating shall be based on the higher of the two ratings unless one of the ratings is two or more levels lower than the other, in which case the applicable rating shall be determined by reference to the level one rating lower than the higher of the two ratings:

	Borrower's Ratings (S&P /Moody's)	Applicable Percentage for Facility Fees
Category A	> A from S&P / A2 from Moody's	0.800%
Category B	> A- from S&P / A3 from Moody's	0.900%
Category C	BBB+ from S&P / Baa1 from Moody's	1.000%
Category D	BBB from S&P / Baa2 from Moody's	1.125%
Category E	BBB- from S&P / Baa3 from Moody's	1.300%
Category F	≤BB+ from S&P / Ba1 from Moody's	1.425%

(b)  The definition of "Termination Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the words "April 29, 2014" with the words "May 1, 2016".

(c)  Each of Section 5.04(a) and 5.04(b) of the Credit Agreement is hereby amended by replacing the words "December 31, 2010" with the words "December 31, 2012".

Section 3.  Representations of the Borrower:  The Borrower represents and warrants that:

(a) immediately before and after giving effect to this Amendment on the Effective Date, no Default or Event of Default shall have occurred and be continuing; and

(b) the representations and warranties of the Borrower contained in the Credit Agreement shall be true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

Section 4.  Conditions.  This Amendment shall become effective as of the date when each of the following conditions shall have been satisfied (the "Effective Date"):

(a) the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) the representations and warranties set forth in Section 3 shall be true and correct and the Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President, the Chief Administrative Officer, the Chief Financial Officer, the General Counsel, the Chief Compliance Officer, the Corporate Secretary, the Treasurer or any Assistant Treasurer of the Borrower stating that the representations and warranties set forth in Section 3 are true and correct;

(c) the Administrative Agent shall have received board resolutions and other customary closing certificates and documentation as the Administrative Agent may reasonably require;

(d) the Administrative Agent shall have received from counsel to the Borrower, opinions addressed to the Administrative Agent and each Lender, dated the Effective Date, in form and substance reasonably acceptable to the Administrative Agent and covering such matters relating to this Amendment and the Credit Agreement as the Administrative Agent shall reasonably request; and

(e) all costs, fees and expenses due to the Administrative Agent and the Lenders on or before the Effective Date shall have been paid or waived.

Section 5.  Governing Law.  This Amendment  shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.  Full Force and Effect; Ratification.  Except as expressly modified herein, all of the terms and conditions of the Credit Agreement are unchanged, and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement.  This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

Section 7.  Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Administrative Agent, Issuing Lender and Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Bradford Joyce
Name: Bradford Joyce
Title: Director

UNION BANK, N.A., as Lender

By:	/s/ Carmelo Restifo
Name: Carmelo Restifo
Title: Director